Note 12 – Voting Results of Special Meeting of Shareholders

A Special Meeting of Shareholders of the Fund was held on July 17, 2007 (adjourned from April 17, 2007).  Proposal 1, to elect Messrs. Frederick W. Green, Michael J. Downey, James P. Logan, III and Barry Hamerling to the Fund’s Board of Trustees, was approved by the affirmative vote of the shareholders owning of record a plurality of the total number of Fund shares voting at the meeting.  Proposal 2, to revise certain fundamental investment policies, and Proposal 3, to eliminate certain fundamental investment policies, were approved by the affirmative vote of a majority of the outstanding shares of the Fund.  A description of each proposal and a summary of voting results follows:

ELECTION OF ONE NEW MEMBER AND RE-ELECTION OF THREE CURRENT MEMBERS TO THE FUND’S BOARD OF TRUSTEES

Frederick W. Green	For	68,615,873.655	Withhold	1,336,761.350
Michael J. Downey	For	68,894,507.106	Withhold	1,058,127.899
James P. Logan, III	For	68,823,300.130	Withhold	1,129,334.875
Barry Hamerling	For	68,925,041.196	Withhold	1,027,593.809

PROPOSALS TO REVISE CERTAIN FUNDAMENTAL INVESTMENT POLICIES

	No. of Shares	% of Outstanding Shares	% of Shares Present
2-A.To revise the fundamental investment policy relating to issuing senior securities.
For	53,649,878.235	51.199%	66.256%
Against	2,004,317.984	1.912%	2.475%
Abstain	2,805,844.369	2.678%	3.465%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
2-B.To revise the fundamental investment policy relating to borrowing money.
For	53,396,482.459	50.957%	65.943%
Against	2,262,557.262	2.159%	2.794%
Abstain	2,801,000.867	2.673%	3.459%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
2-C.To revise the fundamental investment policy relating to concentration of investments.
For	53,511,523.258	51.067%	66.085%
Against	2,153,206.449	2.054%	2.659%
Abstain	2,795,310.881	2.668%	3.452%
Broker Non-Votes	22,513,588.000	21.485%	27.804%

2-D.To revise the fundamental investment policy relating to purchasing or selling real estate.
For	53,288,902.596	50.854%	65.810%
Against	2,375,581.253	2.267%	2.934%
Abstain	2,795,556.739	2.668%	3.452%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
2-E.To revise the fundamental investment policy relating to making loans.
For	52,896,446.659	50.480%	65.326%
Against	2,758,871.339	2.632%	3.407%
Abstain	2,804,722.590	2.677%	3.464%
Broker Non-Votes	22,513,588.000	21.485%	27.804%

PROPOSALS TO ELIMINATE CERTAIN FUNDAMENTAL INVESTMENT POLICIES

	No. of Shares	% of Outstanding Shares	% of Shares Present
3-A.To eliminate the fundamental investment policy relating to making short sales of securities.
For	53,299,537.672	50.864%	65.823%
Against	2,312,498.549	2.207%	2.856%
Abstain	2,848,004.367	2.718%	3.517%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-B.To eliminate the fundamental investment policy relating to purchasing securities on margin.
For	53,153,549.913	50.725%	65.643%
Against	2,855,433.509	2.725%	3.526%
Abstain	2,451,057.166	2.339%	3.027%
Broker Non-Votes	22,513.588.000	21.485%	27.804%
3-C.To eliminate the fundamental investment policy relating to call options and put options.
For	53,352,197.804	50.915%	65.888%
Against	2,221,383.972	2.119%	2.744%
Abstain	2,886,458.812	2.755%	3.564%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-D.To eliminate the fundamental investment policy relating to pledging the Fund’s assets.
For	53,088,851.435	50.663%	65.563%
Against	2,442,744.378	2.331%	3.017%
Abstain	2,928,444.775	2.795%	3.616%
Broker Non-Votes	22,513,588.000	21.485%	27.804%

3-E.To eliminate the fundamental investment policy relating to restricted securities.
For	52,950,087.959	50.531%	65.392%
Against	2,577,477.927	2.460%	3.183%
Abstain	2,932,474.702	2.798%	3.622%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-F.To eliminate the fundamental investment policy relating to warrants.
For	53,428,777.442	50.988%	65.983%
Against	2,097,383.817	2.001%	2.590%
Abstain	2,933,879.329	2.800%	3.623%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-G.To eliminate the fundamental investment policy relating to oil, gas or other mineral exploration or development programs.
For	53,000,192.898	50.579%	65.454%
Against	2,524,083.290	2.408%	3.117%
Abstain	2,935,764.400	2.802%	3.626%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-H.To eliminate the fundamental investment policy relating to investing for the purpose of exercising control or management.
For	53,286,858.754	50.852%	65.808%
Against	2,232,045.704	2.130%	2.756%
Abstain	2,941,136.130	2.807%	3.633%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-I.To eliminate the fundamental investment policy relating to purchasing securities of any issuer if the Fund’s trustees and officers beneficially own more that 5% of the outstanding securities of such issuer.

For	52,770,378.614	50.359%	65.170%
Against	2,781,729.399	2.655%	3.435%
Abstain	2,907,932.575	2.775%	3.592%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-J.To eliminate the fundamental investment policy relating to investing in issuers which have been in continuous operation for less than three years.
For	53,273,552.288	50.840%	65.791%
Against	2,242,008.270	2.139%	2.769%
Abstain	2,944,480.030	2.810%	3.636%
Broker Non-Votes	22,513,588.000	21.485%	27.804%

3-K.To eliminate the fundamental investment policy relating to participating on a joint and several basis in any trading account in securities.
For	52,889,674.843	50.473%	65.317%
Against	2,550,304.894	2.434%	3.150%
Abstain	3,020,060.851	2.882%	3.729%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-L.To eliminate the fundamental investment policy relating to purchasing securities of other investment companies.
For	53,091,011.053	50.665%	65.566%
Against	2,432,354.127	2.322%	3.004%
Abstain	2,936,675.408	2.802%	3.627%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-M.To eliminate the fundamental investment policy relating to investing more than 10% of the Fund’s total assets in the securities of any one issuer.
For	52,627,160.268	50.223%	64.993%
Against	2,926,470.792	2.792%	3.614%
Abstain	2,906,409.528	2.774%	3.589%
Broker Non-Votes	22,513,588.000	21.485%	27.804%
3-N.To eliminate the fundamental investment policy relating to purchasing securities of any one issuer if as a result more than 10% of the voting securities of such issuer would be held by the Fund.
For	52,964,866.651	50.545%	65.410%
Against	2,579,798.390	2.462%	3.186%
Abstain	2,915,375.547	2.782%	3.600%
Broker Non-Votes	22,513,588.000	21.485%	27.804%